                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BT Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              [BT Financial Logo]

                                                        BT FINANCIAL CORPORATION
                                                                 551 Main Street
                                                  Johnstown, Pennsylvania  15901

                                                                  April 13, 1999

          N O T I C E   O F   1 9 9 9   A N N U A L   M E E T I N G
                         O F   S H A R E H O L D E R S



     The Annual Meeting of the Shareholders of BT Financial Corporation will be held on Tuesday, May 11, 1999, at 3:00 p.m., E.D.S.T., at the Holiday Inn, Downtown Johnstown, 250 Market Street, Johnstown, Pennsylvania, to consider and take action on the following:

     (1) Re-election of four directors: Louis G. Galliker, Gerald W. Swatsworth, Rowland H. Tibbott, Jr. and Thomas A. Young, each for a term of four years;

     (2) To transact such other business properly before the Annual Meeting or any adjournments thereof.

     The Board of Directors recommends a vote "in favor of" the proposal.
Owners of common stock of record at the close of business on March 31, 1999 will be entitled to vote at the Annual Meeting or any adjournments thereof.

     ALL SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                    By Order of the Board of Directors

                                    /s/ Laura L. Roth

                                    Laura L. Roth
                                    Corporate Secretary

           T H E   A N N U A L   M E E T I N G   A N D   V O T I N G

     This Proxy Statement is being mailed on or about April 13, 1999 in connection with the solicitation of the enclosed form of proxy by the Board of Directors of BT Financial Corporation (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 11, 1999, at 3:00 p.m. E.D.S.T. and at any adjournments thereof.

Who Is Entitled to Vote?

     Shareholders as of the close of business on March 31, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. On that date, there were 12,985,272 shares of the Corporation's Common Stock outstanding, par value $5.00 per share. Each share of Common Stock is entitled to one vote on each matter that may properly come before the Annual Meeting.

Voting

     Shares may be voted in person or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. The shares represented by the proxy will be voted in accordance with the directions on the proxy. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted (i) for the election of the nominees identified on pages 4 and 5, and (ii) by the proxies in their discretion on any other matters to come before the meeting. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners (owner of a security registered in another's name, such as that of a brokerage or trust fund) of the shares.

     The enclosed form of proxy indicates all shares registered in the shareholder's name. It includes any shares held for participants in the Dividend Reinvestment Plan.

Changing Your Vote

     Any person giving a proxy may revoke it at any time before it is voted, by giving written notice to the Secretary of the Corporation. The presence at the Annual Meeting of a shareholder who has signed a proxy does not itself revoke that proxy.

Quorum and Voting Information

     A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld and shares represented by broker non-votes are counted in determining whether a quorum is present.

     Directors are elected by the affirmative vote of a plurality of the votes cast, and votes may be cast in favor of or withheld from each director nominee. Votes may not be cumulated in the election of directors. An affirmative vote of a majority of the votes entitled to be cast by shareholders present in person or by proxy at the meeting is required for approval of all other matters presented. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal.

     Brokers and nominees holding shares for a beneficial owner are precluded from exercising their voting discretion with respect to certain matters to be acted upon and, in the absence of specific instructions from the beneficial owner of the shares, will not be empowered to vote the shares on such matters, and, therefore, will have no effect on the outcome of any of such matters to be voted upon at the meeting.

Costs of This Proxy Solicitation

     The Corporation pays all expenses of this solicitation. Directors, officers and management personnel of the Corporation and its subsidiaries may solicit proxies in person, or by telephone, mail, or telegraph. The Corporation will request that persons who hold shares for others, such as banks, brokers, and other nominees, fiduciaries and custodians obtain voting instructions from the beneficial owners of the shares. Upon request, the Corporation will reimburse these persons for their reasonable expenses in providing proxy materials to beneficial owners and obtaining voting instructions.

                         S T O C K   O W N E R S H I P


Stock Ownership of Owners of More than 5%

     As of February 1, 1999, Laurel Trust Company, an affiliate of the Corporation, beneficially owned (or is deemed to beneficially own pursuant to the rules of the Securities and Exchange Commission (the "SEC")) 775,245 shares of Common Stock of the Corporation or 5.97% of the outstanding Common Stock of the Corporation, all of which are held in a fiduciary capacity under various agreements with Laurel Trust Company as Trustee. Laurel Trust Company has advised the Corporation that it has sole investment power for 775,245 shares, sole voting power with respect to 712,707 shares and shared voting power with respect to 62,538 shares. Laurel Trust Company holds 86,154 shares of Common Stock of the Corporation under trust arrangements for directors and executive officers of the Corporation, which Common Stock is also reported in the following table. Other than as set forth above, the Corporation has no knowledge of any person who owned of record or beneficially more than 5% of the outstanding Common Stock of the Corporation.

Stock Ownership of Directors and Executive Officers

     The following table reflects shares of Common Stock of the Corporation beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) as of February 19, 1999 by directors of the Corporation, nominees for director and executive officers named in the Summary Compensation Table below. The five named executive officers are the chief executive officer and the four officers who were the highest paid in 1998. No individual director, nominee or executive officer owned more than 1% of this class of stock. The total ownership shown for the current directors and executive officers of the Corporation as a group represents 5.99% of outstanding shares.






                                                                        Aggregate
                                                                       Number of
                                                                         Shares
                                           Exercisable Stock          Beneficially
Name                                          Options/1/                Owned/2/
John H. Anderson                                 75,000                 8,998*
G. Scott Baton, II                                5,000                34,410*
Martin L. Bearer                                  5,000                69,938*
John C. Cwik                                      5,000                75,200/4/*
Louis G. Galliker                                 5,000                 9,554*
William B. Kania                                  5,000                88,281*
Edward L. Mears                                   5,000                70,263/3/*
Roger S. Nave                                     5,000                61,826/4/*
Ethel J. Otrosina                                 5,000                16,288*
Robert G. Salathe, Jr.                            5,000                18,771*
William R. Snoddy                                 5,000                52,242/4/*
Gerald W. Swatsworth                              5,000                75,696/4/*
W. A. Thomas                                      5,000                15,542/4/*
Rowland H. Tibbott, Jr.                           5,000                31,042/4/*
Thomas A. Young                                   5,000                31,566/3,4/*
Steven C. Ackmann                                50,000                 5,630/3/*
Eric F. Rummel                                   37,500                 3,663/3/*
J. William Smith                                 37,500                89,245/3/*
Kim Craig                                        37,500                 1,738/3/*
All current executive
 officers and directors as
 a group (24 persons)                                                 777,714**



*   Represents less than 1% of the Corporation's Common Stock.
**  Represents 5.99% of the Corporation's Common Stock.

(1) Shares the directors and executive officers have a right to acquire through stock option exercises within 60 days after March 10, 1999.
(2) Under regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the securities. Voting power is the power to create or direct voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless indicated otherwise in the footnotes below, each director and executive officer has the sole voting power over the shares indicated opposite their name.
(3) Includes the following shares held jointly with spouses and or minor children, as to which voting and investment power is shared with the spouse or child; Mr. Mears, 436; Mr. Young, 15,476; Mr. Ackmann, 3,196; Mr. Rummel, 2,895; Mr. Smith 1,659; and Mr. Craig, 28.
(4) Includes the following shares held solely by the spouse; Dr. Cwik, 35,200; Mr. Nave, 54,450; Mr. Snoddy, 880; Mr. Swatsworth, 28,976; Mr. Thomas, 4,840; and Mr. Young, 6,546 and the following shares held solely by Mr. Tibbott's mother, to which Mr. Tibbott has power of attorney, 8,100.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to the Corporation's officers, directors and greater than ten-percent beneficial owners were complied with, except William R. Snoddy filed one report late relating to one market acquisition of shares.

Stock Performance Graph

     The following graph compares the performance of the Corporation's Common Stock with the performance of the NASDAQ Market index and a peer group index over the past five years. The graph assumes that $100 was invested on December 31, 1993 in the Corporation's Common Stock, the NASDAQ Market index and the peer group index, and that all dividends were reinvested. The peer group index was derived from the stock performance of a composite group of financial institutions of comparable size located in the Middle Atlantic states. The stock price performance shown on the graph is not necessarily indicative of future price performance:

                            Total Shareholder Return



                              (GRAPH APPEARS HERE)





                                     PEER GROUP
                                       (MIDDLE
                         NASDAQ       ATLANTIC
               BTFC      MARKET        BANKS)

   1993        100        100           100
   1994         93        105            99
   1995        126        136           146
   1996        164        169           195
   1997        240        207           318
   1998        265        292           350



 Data in the graph was compiled by Media General
 Financial Services, Inc.


PROPOSAL ONE - Re-election of Directors

     The Corporation's Board of Directors has 15 members. The Board is divided into four classes whose terms of office end in successive years.

     Nominees for re-election this year are: Louis G. Galliker, Gerald W. Swatsworth, Rowland H. Tibbott, Jr., and Thomas A. Young. Each will serve until the 2003 Annual Meeting and until their respective successors are elected and qualified. (See page 5 for more information on these nominees.)

     The shares represented by the enclosed form of proxy will be voted for the election of these nominee directors, unless authority to so vote is withheld. If any nominee director is unable or unwilling to stand for election, the persons appointed in the enclosed proxy may vote for any substitute or substitutes nominated by the Board of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect the directors. Accordingly, abstentions and broker non-votes do not have an effect on the outcome of the election of directors. Votes may not be cumulated in the election of directors.

     The Board of Directors recommends a vote FOR these nominee directors.

                      B O A R D   O F   D I R E C T O R S

     The following table sets forth certain information about the nominees for election as directors and about continuing directors of the Corporation. Each nominee or director has been engaged in the principal occupation listed for five years or more, except as otherwise indicated in the table. There are no family relationships among the directors, nominees and executive officers of the Corporation.

Nominee Directors Whose Terms Expire in 2003:



Louis G. Galliker        Director since 1978(a)   Mr. Galliker is the President of Galliker Dairy Company, a
age, 64                                           dairy products company, since 1968.


Gerald W. Swatsworth     Director since 1970(a)   Mr. Swatsworth retired as Chairman and Chief Executive
age, 72                                           Officer of the Corporation in 1993.  He served as Chairman,
                                                  President and Chief Executive Officer of the Corporation from
                                                  1984 to 1992; Chairman of Johnstown Bank and Trust Company ("Bank
                                                  and Trust," now known as Laurel Bank) from 1984 to 1993; Chief
                                                  Executive Officer of Bank and Trust from 1979 to 1993; and President of Bank and Trust from 1970 to 1985.


Rowland H. Tibbott, Jr.  Director since 1970(b)   Mr. Tibbott  is the President and Chief Executive Officer
age, 58                                           of Tibbott, Inc., a pharmacy, and Wild and Free Nature Shops and Hallmark Shops, a holding company, since 1968. He serves as
                                                  Secretary/Treasurer of Laurel Medical Supplies since 1985 and is a
                                                  Partner in the Summit Automotive Group, since 1998.


Thomas A. Young          Director since 1996      Mr. Young is an Attorney-at-Law, in private practice, since
age, 66                                           1958.


Continuing Directors Whose Terms Expire in 2002:


John H. Anderson         Director since 1993      Mr. Anderson is the Chairman and Chief Executive  Officer
age, 48                                           of the Corporation, since 1995.  He served as Chairman, President and Chief Executive Officer of the Corporation from 1993 to 1995;
                                                  President and Chief Operating Officer of the Corporation from 1992 to
                                                  1993; Vice Chairman of the Corporation from 1991 to 1992; Chairman of
                                                  Bank and Trust, since 1993; and President of Bank and Trust from 1990 to 1991.


G. Scott Baton           Director since 1996      Mr. Baton is the Chairman and Chief Executive Officer of Chestnut
age, 62                                           Ridge Foam, since 1986.


Edward L. Mears          Director since 1983(b)   Mr. Mears retired as Vice President of Mears Enterprises, Inc., a
age, 71                                           mining company in 1990.  He served as Vice President of Mears
                                                  Enterprises, Inc. from 1980 to 1990.  He is also a Partner in C & E
                                                  Farms,  since 1980 and a Partner in Allegheny Farm Service, Inc., since 1994.

Roger S. Nave            Director since 1981(a)   Mr. Nave is the owner-operator of Suburban Real Estate Company, a
age, 69                                           real estate company, since 1963; and President of DoNan, Inc., a real estate holding company, since 1979.


Continuing Directors Whose Terms Expire in 2001:


William B. Kania         Director since 1989(c)   Mr. Kania is a Partner in Kania & Sharpe, a CPA firm,
age, 67                                           since 1991.  He is the former Proprietor of William B. Kania, CPA from 1988 to 1991.  He served as a Professor of Business and Economics at California University of Pennsylvania from 1961 to 1987.


Robert G. Salathe, Jr.  Director since 1991(c)    Mr. Salathe is the Chairman and Chief Executive Officer of
age, 69                                           Bedford Valley Petroleum Corporation, since 1987; and President of
                                                  LBS Corporation, since 1988.  He served as Treasurer of RG's Food
                                                  Shops, Inc., from 1990 to 1997 and Chairman and Chief Executive Officer of Cumberland Petroleum Corporation from 1987 to 1997.


William R. Snoddy        Director since 1990(c)  Mr. Snoddy is the President of Coolspring Stone Company, since 1988;
age, 61                                          President of Golden Eagle Construction, B&L Trucking, Inc., and WRS
                                                 Rentals, a real estate rental company, since 1992.  He served as
                                                 Secretary-Treasurer of Golden Eagle Construction from 1970 to 1992.


W. A. Thomas             Director since 1980(a)  Mr. Thomas retired as President and Chairman of Rockwood Holding
age, 68                                          Company, underwriters of workmen's compensation insurance, in 1988 where he served from 1981 to 1988.  He served as Chairman of Rockwood
                                                 Insurance Company from 1983 to 1988.


Continuing Directors Whose Terms Expire in 2000:


Martin L. Bearer         Director since 1979(b)  Mr. Bearer is the Owner of North Cambria Fuel Co., a mining company,
age, 73                                          since 1971.


John C. Cwik             Director since 1996     Dr. Cwik is a retired Physician-Anesthesiologist of Conemaugh
age, 74                                          Memorial Hospital, where he served since 1954. He serves as a Clinical
                                                 Professor of Anesthesiology at West Virginia University, since 1975.


Ethel J. Otrosina        Director since 1983(a)  Ms. Otrosina retired as Executive Vice President and Secretary of the
age, 73                                          Corporation in 1993.  She served as Executive Vice President and
                                                 Secretary of the Corporation from 1983 to 1993; and of Bank and Trust from 1980 to 1993.  She served as Secretary and Assistant Treasurer of the Trust Company from 1990 to 1993.


_________

(a) Includes service as a director of Johnstown Bank and Trust Company ("Bank and Trust" now known as Laurel Bank) before Bank and Trust became a subsidiary of the Corporation on July 1, 1983.
(b) Includes service as a director of Laurel before Laurel became a subsidiary of the Corporation on January 1, 1985.
(c) Includes service as a director of Bank and Trust.
(d) Includes service as a director of Fayette Bank.

Directors' Compensation

     The Corporation pays each director who is not an employee of the Corporation or its Affiliates, an annual retainer fee of $3,500, $800 for attending each meeting of the Board of Directors of the Corporation and $400 for attending each meeting of a committee of the Board. Each director of an Affiliate of the Corporation also receives $500 for attending each meeting of an Affiliate's board of directors and $250 for attending each meeting of a committee of such Affiliate's board of directors. Each Director serves on one of five Regional Boards which meet quarterly. Directors receive $500 for attending each Regional Board meeting.

Meetings and Committees

     The Board of Directors of the Corporation met 17 times in 1998. During the year, each incumbent director named on pages 5 and 6 attended 75% or more of the aggregate number of: (i) the total number of meetings of the Board of Directors of the Corporation and (ii) the total number of meetings of the committees of the Board of Directors of the Corporation on which he or she served, except Dr. Cwik and Mr. Salathe due to previous commitments. The Board of Directors has a standing executive committee and audit committee, described below.

The Executive Committee of the Board of Directors

     The Executive Committee met 15 times in 1998. The Executive Committee consists of John H. Anderson, G. Scott Baton, II, Martin L. Bearer, William B. Kania, Edward L. Mears, Ethel J. Otrosina, Robert G. Salathe, Jr., Gerald W. Swatsworth, Committee Chairman, and W. A. Thomas. The Executive Committee possesses and exercises the power of the Board when the Board is not in session, except when action by the full Board is specifically required by statute or the Corporation's By-Laws.

The Audit Committee

     The Audit Committee of the Corporation's Board of Directors met 5 times in 1998. The members of the Audit Committee are John C. Cwik, Louis G. Galliker, Committee Chairman, Roger S. Nave, William R. Snoddy, Rowland H. Tibbott, Jr., and Thomas A. Young. The Audit Committee supervises the internal audit of the Corporation and its subsidiaries and determines that adequate internal controls and procedures are maintained. The Audit Committee also reviews with the independent public accountants the scope and results of their annual examination.

     The Corporation's Board of Directors does not have a separate nominating committee or a separate compensation committee. The Executive Committee performs the duties of a compensation committee.

Transactions with Directors' Companies

     Directors and officers of the Corporation, and certain business and non-profit organizations and individuals associated with them or with which they have been associated, have been customers of and have had normal banking transactions with Laurel Bank and its predecessors (Johnstown Bank and Trust Company and Fayette Bank prior to their consolidation with Laurel Bank) from time to time prior to and during 1998. All such loans or extensions of credit have been made in the ordinary course of Laurel Bank's or its predecessors' business, on terms substantially equivalent, including interest rates and collateral, to those prevailing at the time for comparable transactions with other customers of Laurel Bank, or its predecessors, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Thomas A. Young, a director of the Corporation, is engaged in the private practice of law, and renders legal services to the Corporation.

Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 1998, John H. Anderson, Chairman and Chief Executive Officer of the Corporation, served as a member of the Executive Committee of the Board of Directors of the Corporation. The Executive Committee performs the duties and functions of a compensation committee.


E X E C U T I V E   C O M P E N S A T I O N

Executive Committee Report on Compensation

     The Executive Committee of the Corporation performs the duties and functions of a compensation committee. The Executive Committee consists of nine members, eight of whom are disinterested, non-employee directors. Gerald W. Swatsworth, Chairman of the Executive Committee, is the immediate past Chairman and Chief Executive Officer of the Corporation. John H. Anderson, Chairman and Chief Executive Officer of the Corporation, is a member of the Executive Committee. Mr. Anderson does not participate in any decisions made by the Executive Committee relating to his own compensation. The Executive Committee's report for 1998 follows:

     The Executive Committee is responsible for all aspects of executive compensation. It determines levels of compensation for each executive officer of the Corporation and administers the Corporation's Supplemental Executive Benefit Plan, Key Employee

Incentive Compensation Plan, 1998 Equity Incentive Plan as well as other employee welfare and benefit plans of the Corporation. The Executive Committee also reviews compensation levels of other members of management, evaluates management performance and considers management succession issues and other related matters. Following its deliberations, the Executive Committee reports to the entire Board of Directors on all aspects of its compensation decisions affecting executive officers of the Corporation.

     Compensation Philosophy - The Corporation's overall executive compensation objective is to attract and retain qualified executive officers by compensating them at levels comparable to those at similar financial institutions. The Corporation's compensation program for executive officers consists of five components:

(1)  base salary,
(2)  participation in the Supplemental Executive Benefit Plan,
(3) performance-based annual bonuses under the Corporation's Key Employee Incentive Compensation Plan,
(4) participation in other welfare and benefit plans available to employees of the Corporation and its subsidiaries generally,
(5)  participation in the 1998 Equity Incentive Plan.

     Salary - The Executive Committee reviews and, if appropriate, revises salary levels for each executive officer of the Corporation semi-annually and for the Chief Executive Officer annually. Salary adjustments made by the Executive Committee become effective February 1 and August 1 of each fiscal year. The Executive Committee utilizes independent compensation consultants to assist it in fixing executive salary levels. The consultants provide information concerning executive compensation levels in other Pennsylvania banks and bank holding companies of similar asset size and submit recommendations concerning salary levels for each of the Corporation's executive officers.

     Executive officer salaries are determined in light of individual performance, corporate performance and comparability to salaries paid to executive officers at other bank holding companies of comparable asset size to the Corporation in Pennsylvania. In fixing the Chief Executive Officer's salary, the Executive Committee also considers his effectiveness in achieving expansion and growth objectives of the Corporation.

     Bonus Plan - The Corporation adopted a Key Employee Incentive Compensation Plan in July, 1996. The purpose of this Plan is to enhance shareholder value and to contribute to the growth and earnings of the Corporation by directing key employees of the Corporation and its subsidiaries to attain corporate and individual performance goals set from year to year by the Executive Committee. The Plan permits bonus awards to be made in the form of stock or cash to promote ownership of the Corporation's Common Stock by key employees. Under this Plan, at the beginning of each year the Chief Executive Officer recommends (except as to himself) whether a bonus pool will be fixed, who will be eligible to be considered for incentive awards, the amount of the overall bonus pool, corporate objectives for the year and individual objectives upon which the incentive awards will be made. Individual objectives are based on ratings received by participants under the Corporation's Management Performance Appraisal System utilized for determining salary levels and eligibility for promotion. The Executive Committee makes all final determinations as to these matters, except the Chief Executive Officer must achieve a minimum individual performance rating specified by the plan. If any participant does not meet his or her minimum individual performance rating, the participant will not be entitled to any award for the year even if all corporate performance goals are met. Each individual's share of the overall bonus pool is based on the individual's salary compared with the salaries of all other participants in the Plan for the year.

     The Executive Committee may also grant discretionary bonuses under this Plan. Bonuses may be paid in cash or in unrestricted shares of the Corporation's Common Stock, valued at the date of issuance. Shares may be newly issued, treasury shares or shares purchased in the open market by the Corporation. Bonuses may not be paid for any year if (a) the Corporation has violated any significant covenant included in any credit or loan agreement, unless the violation has been waived or cured by the end of the year, (b) payment of aggregate incentive awards would cause the Corporation to violate any significant debt covenant, or (c) if the Corporation does not have positive after-tax earnings for the year. Incentive awards may be reduced pro rata to satisfy these conditions.

     For 1998, the Executive Committee established the maximum bonus pool available to all participants as 1.5% of net income for the period January 1 through December 31, 1998, payable 50% in cash and 50% in Common Stock. The following corporate performance goals were established: earnings per share of at least $1.46, return on equity of at least 12.14% and an efficiency ratio not to exceed 59.93%. Achievement of each corporate target was given a one-third weight.

     The bonus pool for 1998 under the Plan was $275,565. The efficiency ratio did not exceed 59.93% in 1998. Therefore, one of the corporate performance objectives was achieved in 1998. A total of $91,855 in awards, representing 33.3% of the total pool was paid in respect of 1998.

     Supplemental Executive Benefit Plan - Certain executive officers participate in the Corporation's Supplemental Executive Benefit Plan, which is administered by the Executive Committee. The Supplemental Plan provides a salary continuation program for executive officers and a non-qualified deferred compensation plan for Messrs. Anderson, Ackmann, Craig, Rummel, Smith and Ms. Roth.

     1998 Equity Incentive Plan - The Corporation adopted the 1998 Equity Incentive Plan in May 1998 to more closely align management's interests with those of the Corporation's shareholders and to recruit and retain highly qualified managers, consultants and staff. The Executive Committee administers the Plan which includes directing the amount of stock options awarded, selecting the persons to receive stock option awards, determining the terms, provisions and exercise prices for the stock options. The actual amount earned by any individual who receives stock options is determined by the performance of the Corporation's stock. The Executive Committee uses the level of responsibility of an individual as a guideline to establish the size of stock option awards. The total number of options granted in 1998 to individuals, generally comply with this guideline.

     Other Plans - The Corporation maintains other pension benefit and welfare plans for employees of the Corporation and its subsidiaries, including a defined benefit plan, a 401(k) stock purchase plan, medical, disability and life insurance plans. Executive officers participate in these plans on a non-preferential basis.

     Compensation of Executive Officers in 1998 - The Executive Committee increased 1998 total compensation (including salaries and bonuses) of the executive officers of the Corporation, less deferred compensation payments made to the executive officers, by an average of 6.9% for each individual executive officer of the Corporation.

     The Executive Committee considered increases in net income and total shareholder return in determining compensation of executive officers for 1998. Net income for the Corporation for the year ended December 31, 1998 increased by 7.0% from the year ended December 31, 1997. Net income for the Corporation for the year ended December 31, 1997 increased by 9.1% from the year ended December 31, 1996. These increases exclude reorganization costs for The Peoples National Bank of Rural Valley in 1998 and Moxham Bank Corporation in 1996, as well as nonrecurring expenses from the first quarter of 1998 and a special assessment to recapitalize the Savings Association Insurance Fund ("SAIF") in 1996. The Executive Committee also took into account the total shareholder return, which was 10.2% from 1997 to 1998 and 61% from 1996 to 1998.

     In May 1998, a total of 240,000 stock options were granted to the executive officers of the Corporation in accordance with the guideline described above.

     The Executive Committee believes that executive compensation fairly reflects the benefits received by the Corporation's shareholders.

     Compensation of the Chief Executive Officer - Mr. Anderson's compensation is based on the same philosophy and policies for all executive officers, and includes the same five components as the executive officers. The independent compensation consultant submitted a comprehensive review of Mr. Anderson's compensation. As part of this review, the consultant evaluated and compared the components of Mr. Anderson's total compensation package with compensation packages of chief executives of other Pennsylvania banks and bank holding companies of similar asset size. According to the consultant, for 1997, Mr. Anderson's salary was 88% of the comparison groups salaries, his cash bonus was 2% of his base salary as compared to 43% of the base salaries of the comparison groups cash bonus and Mr. Anderson received no stock options. The consultant concluded that Mr. Anderson's compensation program is reasonable, competitive and equitable. While the amount of his compensation within the various pay components is conservative, the program reflects a compensation philosophy that seeks to maintain competitive fairness while, at the same time, linking Mr. Anderson's pay with enhanced shareholder interests. In regard to such an effort, the Executive Committee in 1998 granted Mr. Anderson 60,000 stock options in accordance with the guideline described above.


                            The Executive Committee

            *  John H. Anderson                     Ethel J. Otrosina

               G. Scott Baton, II                   Robert G. Salathe, Jr.

               Martin L. Bearer                     Gerald W. Swatsworth,
                                                    Chairman
               William B. Kania
                                                    W. A. Thomas
               Edward L. Mears

*  Mr. Anderson is a non-participating member of the Executive
   Committee relating to his compensation.


February 24, 1999

                           SUMMARY COMPENSATION TABLE

     The following summary compensation table shows the compensation paid by the Corporation and its Affiliates during the three fiscal years ended December 31, 1996, 1997 and 1998 to the Chief Executive Officer and the four most highly compensated executive officers of the Corporation and its Affiliates whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998:


                         Annual Compensation                                      Long-Term Compensation Awards Payout
----------------------------------------------------------------------------------------------------------------------------------
                               Year                                         Restricted     Securities
                              Ended                          Other Annual      Stock       Underlying      LTIP       All Other
Name and Principal Position  December   Salary/1/  Bonus/2/  Compensation     Awards     Options/SARs/3/   Payout  Compensation/4/
                                31          $         $            $            $               #                         $
----------------------------------------------------------------------------------------------------------------------------------
J.H. Anderson                 1998      $325,008   $12,314        -              -            60,000         -          $37,192
Chairman and Chief            1997       288,817    14,322        -              -              -            -           53,817
Executive Officer             1996       262,005    34,512        -              -              -            -           42,089
----------------------------------------------------------------------------------------------------------------------------------
S.C. Ackmann                  1998      $211,965   $ 8,153        -              -            40,000         -          $23,842
President and Chief           1997       201,253     9,473        -              -              -            -           37,454
 Operating Officer            1996       189,073    24,308        -              -              -            -           28,642
----------------------------------------------------------------------------------------------------------------------------------
E.F. Rummel                   1998      $181,494   $ 6,978        -              -            30,000         -          $14,762
Vice Chairman (from 7/1/96    1997       171,916     8,179        -              -              -            -           23,598
 to present) and President    1996       153,515    20,275        -              -              -            -           18,520
 and Chief Operating
 Officer, Laurel Bank
----------------------------------------------------------------------------------------------------------------------------------
J. W. Smith/5/                1998      $175,413   $ 6,708        -              -            30,000         -          $17,384
Vice Chairman and Treasurer   1997       169,338     7,937        -              -              -            -           35,880
                              1996       151,754    20,908        -              -              -            -           40,837
----------------------------------------------------------------------------------------------------------------------------------
K. Craig                      1998      $179,492   $ 6,145        -              -            30,000         -          $11,349
Vice Chairman (from           1997       164,434     7,128        -              -              -            -            1,508
 12/1/98 to present) and      1996       148,092    18,539        -              -              -            -           (1,855)
 President and Chief
 Operating Officer, Laurel
 Trust Company
------------------------------------------------------------------------------------------------------------------------------------


/1/ Cash earned and received by executive officers.
/2/ In 1996, the Corporation adopted a Key Employee Incentive Compensation
    Plan pursuant to which certain employees receive an annual performance bonus award consisting of 50% cash and 50% in Common Stock.
/3/ In 1998, the Corporation adopted the 1998 Equity Incentive Plan pursuant to which employees and directors may be granted stock options. The Board of Directors granted these options on May 12, 1998 pursuant to the 1998 Equity Incentive Plan.
/4/ The Corporation provides the named executive officers with certain group health, life, medical and other non-cash benefits generally available to all salaried employees and not required to be included in this column pursuant to the rules of the SEC. The amounts shown in this column represent the cost of funding projected retirement benefits under the Corporation's Supplemental Executive Benefit Plan. The Corporation presently funds the Supplemental Executive Benefit Plan through the purchase of life insurance and annuities.
/5/ Mr. Smith was President and Chief Executive Officer of the Moxham Bank
    Corporation and Moxham Bank. As part of the terms of the Corporation's merger with the Moxham Bank Corporation, Mr. Smith became Vice Chairman of the Corporation. Mr. Smith's salary for 1996 includes $67,622 paid by Moxham and $84,132 paid by the Corporation. Mr. Smith's "All Other Compensation" figure for 1996 includes $13,837 in contributions to the Moxham Bank Supplemental Executive Benefit Plan and $27,000 in contributions to the Corporation's Supplemental Executive Benefit Plan.

                             Option Grants in 1998


                                                         Individual Grants
------------------------------------------------------------------------------------------------------------------------------------


                                  Number of
                                 Securities         % of Total Options
           Name              Underlying Options    Granted to Employees    Exercise or Base    Expiration Date  Grant Date Present
                                  Granted/1/          in Fiscal Year         Price ($/Sh)                            Value/2/
                                      #                                                                                 $
------------------------------------------------------------------------------------------------------------------------------------

J.H. Anderson                       60,000                 18.40%               $27.75            May 12, 2008           $432,600
------------------------------------------------------------------------------------------------------------------------------------

S.C. Ackmann                        40,000                 12.26%                27.75            May 12, 2008            288,400
------------------------------------------------------------------------------------------------------------------------------------

E.F. Rummel                         30,000                  9.20%                27.75            May 12, 2008            216,300
------------------------------------------------------------------------------------------------------------------------------------

J. W. Smith                         30,000                  9.20%                27.75            May 12, 2008            216,300
------------------------------------------------------------------------------------------------------------------------------------

K. Craig                            30,000                  9.20%                27.75            May 12, 2008            216,300
------------------------------------------------------------------------------------------------------------------------------------


/1/ Options were granted on May 12, 1998 and became exercisable on May 13, 1998.
    There are no reload options associated with these options. Optionees may use shares they own to pay the exercise price. The exercise price of all options is 100% of the fair market value of the Corporation's Common Stock on grant date.

/2/ The Black-Scholes option pricing model is used to estimate the Grant Date
    Present Value. Significant assumptions are as follows: volatility - 23.90%; average risk free rate of return - 5.62%; dividend yield - 2.60%; and expected life - 6 years. The real value of options in this table depends on the actual performance of the Corporation's Common Stock and the timing of exercises.

           1998 Aggregate Option Exercises and Year-End Option Values

  This table shows the number and value of stock options (exercised and unexercised) for the named executive officers during 1998. Value of unexercised options is calculated using the difference between the option exercise price and the year-end stock price of $27.375 per share, multiplied by the number of shares underlying the option.


--------------------------------------------------------------------------------------------------------------------------------
                  Shares Acquired                     Number of Securities Underlying          Value of Unexercised In-the-Money
      Name          on Exercise      Value Realized   Unexercised Options at Fiscal Year-End   Options at Fiscal Year-End
--------------------------------------------------------------------------------------------------------------------------------
                                                        Exercisable          Unexercisable      Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
J.H. Anderson           0                  0              60,000                   0              $(22,500)           0
--------------------------------------------------------------------------------------------------------------------------------
S.C. Ackmann            0                  0              40,000                   0               (15,000)           0
--------------------------------------------------------------------------------------------------------------------------------
E.F. Rummel             0                  0              30,000                   0               (11,250)           0
--------------------------------------------------------------------------------------------------------------------------------
J.W. Smith              0                  0              30,000                   0               (11,250)           0
--------------------------------------------------------------------------------------------------------------------------------
K. Craig                0                  0              30,000                   0               (11,250)           0
--------------------------------------------------------------------------------------------------------------------------------

                      Supplemental Executive Benefit Plan

     The Corporation maintains a Supplemental Executive Benefit Plan covering designated senior officers of the Corporation and the subsidiary bank (the "Supplemental Plan"). The Supplemental Plan became effective in 1997 and supersedes all prior supplemental benefit plans.

     Under the Supplemental Plan, a supplemental retirement benefit is payable to each Executive (as defined in the Supplemental Plan) upon normal retirement after age 65 or in a reduced amount if the Executive elects early retirement after age 55. The amount of the individual supplemental retirement benefit payable to each Executive is calculated based upon the Executive's annual base salary for a specified period preceding the Executive's retirement, subject to certain adjustments. The maximum annual supplemental benefit payable on a monthly basis, however, may not exceed 70 percent of the Executive's annual base salary at retirement, less (a) payments made under the Corporation's Employees' Retirement Plan, (b) 50 percent of the Executive's primary insurance benefit under Social Security, and (c) monthly payments to the Executive under the Moxham Bank Corporation Executive Retirement Plan ("Moxham Plan"). If, however, the Executive receives a lump sum payment under the Moxham Plan, the Executive will not receive any supplemental retirement payments until the aggregate amount of such payments exceeds the amount of the lump sum payment. If each Executive remains with the Corporation until age 65 and based upon December 31, 1998, calculations, Messrs. Anderson, Ackmann, Rummel, Smith, Craig and Ms. Roth would be entitled to receive annual supplemental retirement benefits under the Supplemental Plan as follows: Mr. Anderson, $182,450, Mr. Ackmann, $117,360, Mr. Rummel, $64,463, Mr. Smith, $33,607, Mr. Craig, $82,997, and Ms. Roth,
$15,732. If an Executive is eligible for and elects early retirement after attaining age 55, the Executive's annual supplemental retirement benefit is subject to reduction by 5 percent for each year or part thereof between age 65 and the Executive's age at early retirement.

     Retirement benefits under the Supplemental Plan are payable monthly for the longer of the lifetime of the Executive or ten years, unless the Executive elects one of three alternative actuarially adjusted joint and survivor annuity options. In lieu of monthly retirement benefits, Executives who retire at or after attaining age 65 may elect to receive a lump-sum benefit equal to the actuarial equivalent value of the scheduled annual supplemental retirement benefit otherwise payable. The obligations of the Corporation and its Affiliates to pay these benefits have been funded in large part by previously purchased annuities and life insurance. The Corporation and its Affiliates are not required to fund obligations under the Supplemental Plan; however, the Corporation and its Affiliates have the discretion to set aside assets or otherwise fund the Supplemental Plan.

     The Supplemental Plan also contains salary continuation arrangements for designated Executives and Participating Employees (as defined in the Supplemental Plan), including Messrs. Anderson, Ackmann, Rummel, Smith, Craig and Ms. Roth in order to provide a continuation of income to the Executive's or Participating Employee's family in the event of his or her death while actively employed by the Corporation or its Affiliates. The death benefit is payable as follows: (a) if a Participating Employee dies before age 55, his or her designated beneficiary will receive an amount equal to 60 percent of his or her annual base salary for one year, and thereafter 30 percent of such salary until the month in which the Participating Employee would have attained the age of 65; and (b) if an Executive dies after age 55, the beneficiary will receive an amount equal to 60 percent of the Executive's annual base salary for one year, and thereafter 30 percent of such salary for nine additional years. The Corporation and its Affiliates may terminate their obligation to an Executive or Participating Employee under the salary continuation arrangement upon 30 days' notice at any time before an obligation to pay benefits arises by reason of the death of an Executive or Participating Employee. The Corporation and its Affiliates maintain life insurance for the purpose of funding these salary continuation obligations.

     The Supplemental Plan contains provisions which are intended to provide transitional security to the Executives designated in the Plan (Messrs. Anderson, Ackmann, Rummel, Smith, Craig and Ms. Roth) upon the occurrence of certain specified "Change in Control" events. "Change in Control" events include: (a) the Corporation learns that a third party has acquired beneficial ownership of 25 percent or more of the voting power of the Corporation; (b) a tender offer is made to acquire 50 percent or more of the voting power of the Corporation; (c) less than 51 percent of the directors of the Corporation are persons who either were directors on the effective date of the Supplemental Plan (the "Effective Date") or individuals whose election or nomination for election as director was approved by a majority of the directors then in office who were directors on the Effective Date; (d) the shareholders approve an agreement either for the Corporation to be merged, consolidated or otherwise combined with, or for substantially all the assets or stock of the Corporation to be acquired by, a third party, and as a result of such event, the former shareholders of the Corporation would own less than a majority of the voting power of the surviving corporation or acquiring person; or (e) the shareholders approve any liquidation of substantially all of the assets of the Corporation or any distribution to security holders of 30 percent or more of the total value of such assets. The Supplemental Plan provides for the following on any "Change in Control" event: (a) a lump-sum payment to the Executive in an amount equal to three times the Executive's then annual base salary; (b) full vesting of his or her supplemental retirement benefit, payable at age 65, or on an actuarially reduced basis at age 55, or if "Change of Control" event occurs prior to the Executive's eligibility for retirement or early retirement, a lump-sum payment equal to the discounted value of the death benefits payable as if the Executive had died on the date of termination of his or her employment; and (c) continuation of coverage under all group, life, disability, accident and health insurance coverage in effect at the time of termination of employment, for not more than five years, or, if sooner, until the Executive obtains full-time employment, reaches age 65, or dies.

Retirement Plan

     All eligible employees of the Corporation and each of the Affiliates are covered by an Employees Retirement Plan. The retirement plan is a non-contributory, defined benefit pension plan which provides a normal retirement benefit based on each participant's years of service with the Corporation and each Affiliate and the participant's average monthly compensation, which is defined as the compensation received during any 60 consecutive months during the last 120 months prior to retirement, divided by 60, which produces the highest average. Benefits are equal to one percent of average monthly compensation up to the Social Security covered compensation level multiplied by the full years of credited service to normal retirement date, plus one and one-half percent of the amount of average monthly compensation in excess of such level, multiplied by the years of credited service to normal retirement date up to a maximum of 35 years. Normal retirement age is 65. Benefits under the retirement plan are not subject to any deduction for Social Security or other offset amounts. Directors are not entitled to benefits under the retirement plan unless they are also active employees of the Corporation or one of the Affiliates. The following table sets forth the estimated annual benefits payable to an employee retiring in 1998 under the retirement plan, reflecting applicable limitations under Federal tax laws:






     Average
    Annual base
   Compensation      Years of service at retirement
------------------  ----------------------------------
                       10      20       30       40
                    -------  -------  -------  -------
$ 80,000  ......    $10,353  $20,705  $31,058  $40,234
$105,000  ......    $14,103  $28,205  $42,308  $54,609
$130,000  ......    $17,853  $35,705  $53,558  $68,984
$155,000  ......    $21,603  $43,205  $64,808  $83,359
$180,000  ......    $22,353  $44,705  $67,058  $86,234
$205,000  ......    $22,353  $44,705  $67,058  $86,234
$230,000  ......    $22,353  $44,705  $67,058  $86,234
$255,000  ......    $22,353  $44,705  $67,058  $86,234

     As of December 31, 1998, Messrs. Anderson, Ackmann, Rummel, Smith and Craig have been credited with 14, 11, 24, 2 and 12 years of service, respectively, for purposes of the retirement plans.

     The approximate accrued benefits at age 65 (or retirement if later) based on years of credited service are for Messrs. Anderson ($28,200), Ackmann ($21,600), Rummel ($42,600), Smith ($4,200), and Craig ($21,300). Covered
compensation is based on salary shown in the summary compensation table.

     The approximate projected benefits at age 65 based on years of credited service to age 65 are for Messrs. Anderson ($65,100), Ackmann ($60,800), Rummel ($86,000), Smith ($31,800), and Craig ($70,600). Covered compensation is based on salary shown in the summary compensation table.

     Prior to their merger into the Employees' Retirement Plan of the Corporation, the retirement plans of Laurel Bank and Fayette Bank were amended effective January 1, 1987 to contain the provisions described above, subject to the provision that an employee of either of those Banks who retires after 1986 will receive a benefit not less than the benefit that he or she would have received under the prior plans based upon the employee's compensation prior to 1987.


                       O T H E R    I N F O R M A T I O N

Independent Public Accountants

     The Board of Directors has appointed PricewaterhouseCoopers, LLP as independent public accountants to audit the consolidated financial statements of the Corporation for the year ending December 31, 1999. Representatives of PricewaterhouseCoopers, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

2000 Annual Meeting

     The next Annual Meeting of the Corporation's shareholders is scheduled to be held on May 9, 2000. In order to be included in the Corporation's Proxy Statement and form of proxy relating to the 2000 Annual Meeting, any proposal which a shareholder intends to present for consideration at the 2000 Annual Meeting must be received by the Secretary of the Corporation no later than December 2, 1999. A shareholder of the Corporation must notify the Secretary of the Corporation no later than February 28, 2000 if the shareholder intends to present a proposal for consideration at the 2000 Annual Meeting but does not intend to include information in the Corporation's Proxy Statement.

     Any nomination by a shareholder for election as a director must conform to the requirements of Section 11.2 of the By-Laws of the Corporation, a copy of which Section will be furnished promptly without charge upon written or oral request to the Secretary of the Corporation at its principal office, 551 Main Street, Johnstown, Pennsylvania 15901, (814) 532-3801. Any such nomination for the 2000 Annual Meeting must be received in writing by the Secretary of the Corporation no later than March 18, 2000, or not later than ten days after the date on which notice of such Annual Meeting is sent to shareholders, whichever is later.

Other Matters

     The Board of Directors does not know of any business which will come before the Annual Meeting for action by the shareholders other than the matters specified in the accompanying Notice of the meeting. If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed in the enclosed proxy card will vote in accordance with their discretion with respect to such matters.

                                                                 March 10, 1999

[LOGO OF BT FINANCIAL CORPORATION]
                                   RETURN THE ATTACHED PROXY CARD TO ADP USING
PROXY SERVICES                     THE ENCLOSED SELF-ADDRESSED STAMPED
P.O. BOX 9079                      ENVELOPE.
FARMINGDALE, NY 11735
                                   Proxy must be submitted by 4:00 p.m. (Eastern
                                   Daylight Savings Time) on May 10, 1999 unless you are attending the meeting.

                                   PROPOSAL ONE:
                                   Director Nominees: Louis G. Galliker, Gerald
                                   W. Swatsworth, Rowland H. Tibbott, Jr. and
                                   Thomas A. Young







TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                     BTFINA   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BT FINANCIAL CORPORATION

   The Board of Directors Recommends a Vote FOR ALL Director Nominees.

   Vote On Directors

   1.  Director Nominees: 01) Louis G. Galliker, 02) Gerald W. Swatsworth,
       03) Rowland H. Tibbott, Jr. and 04) Thomas A. Young


                For           Withhold            For All
                All              All               Except

                [_]              [_]                 [_]


To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

------------------------------------------------------------


The undersigned hereby appoints G. Scott Baton, II, Ethel J. Otrosina and Robert
G. Salathe, Jr. and each of them, with full power of substitution in each, as proxy or proxies to represent the undersigned and to vote all shares of Common Stock of BT FINANCIAL CORPORATION which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of the Corporation's shareholders to be held on May 11, 1999, and at any adjournments thereof, upon all matters coming before the meeting. Said proxies are directed to vote as set forth herein and, in their discretion, upon such matters as may properly come before the meeting.

NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, guardian, executor, trustee, etc. or as officer of a corporation, give full title as such. For joint accounts, please obtain both signatures.


---------------------------------------       ----------------------------------
Signature (PLEASE SIGN WITHIN BOX) Date       Signature (Joint Owners)      Date

--------------------------------------------------------------------------------


                           BT FINANCIAL CORPORATION
                                     PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 11, 1999, AND
                   ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

   THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BT
                             FINANCIAL CORPORATION

This proxy is solicited on behalf of the Board of Directors of the Corporation. When properly executed, this proxy will be voted as directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for all nominees. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

           PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.